SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549


                        FORM 8-K
                     CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

   Date of report (Date of earliest event reported): August 29, 2002


              SCIENTIFIC INDUSTRIES, INC.
              ---------------------------
   (Exact name of registrant as specified in its charter)


        Delaware                       000-6658           04-2217279
-------------------------------     -----------------    ------------
(State or other jurisdiction of     (Commission File   (I.R.S. Employer
 incorporation)                      Number)            Identification No.)



           70 Orville Drive, Bohemia, New York 11716
           -----------------------------------------
           (Address of principal executive offices)


                       (631) 567-4700
           -----------------------------------------
              (Registrant's telephone number)



                     Not Applicable
           -----------------------------------------
              (Former name or former address,
               if changed since last report)




ITEM 5.	OTHER EVENTS

Scientific Industries Inc., a Delaware corporation (the "Company") announced on August 29, 2002 that it determined not to extend Mr. Lowell A. Kleiman's employment as President and Treasurer of the Company. Mr. Kleiman had held these offices since 1974.

The Company announced that Ms. Helena Santos, who had been Vice President, Controller and Secretary, has been appointed President, Chief Executive Officer and Treasurer and Mr. Robert Nichols, who had been Vice President-Engineering has been appointed Executive Vice President and Secretary and that Mr. Joseph I. Kesselman, a Director, has been appointed Chairman of the Board. Ms. Santos will supervise the Company's operations and administration and Mr. Nichols will supervise the Company's engineering and development activities.

Ms. Santos, age 38, a CPA, has been employed by the Company since 1994. She has served as Vice President, Controller and Chief Financial Officer since 1997 and Secretary since May 2001.

Mr. Nichols, age 41, has been employed by the Company since 1998.


ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

3(ii)(a) Amendment to Article IV, Section 1 of the By-laws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SCIENTIFIC INDUSTRIES INC.
                                   --------------------------
                                   (Registrant)




Date:	August 30, 2002

			                 By: /s/ Helena R. Santos
                                   ------------------------
	                             Helena R. Santos,
                                   President

Exhibit 3 (ii)(a)



Article IV, Section 1 of the By-laws as amended on August 29, 2002:

"Section 1. Officers. The officers of the corporation shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary, and such Assistant Treasurers and Assistant Secretaries as the Board of Directors may deem proper. All of such officers shall be elected by the Board of Directors. None of the officers need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. Any two offices, other than those of President and Vice-President, may be held by the same person. In addition, the Board of Directors may elect a Chairman of the Board of Directors".